SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 19, 1995


                        Property Resources Equity Trust


            (Exact Name of Registrant as Specified in its Charter)





California                         0-15880                      94-3959770


State or other          Commission File Number                  IRS Employer
jurisdiction of                                                 Identification
incorporation                                                   Number


                    1800 Gateway Drive, San Mateo, CA 94404


             (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (415)312-3000

ITEM 5:     OTHER MATERIAL EVENTS.

Termination of contract to sell the Agora Office Building.

As previously reported in the Registrant's Form 10-Q for the quarterly period ended September 30, 1995, on November 1, 1995, the Registrant entered into an Agreement of Purchase and Sale with the intent to sell the Agora Office Building (the "Property") to an unaffiliated third party buyer, subject to certain contractual contingencies. On December 19, 1995, the Registrant was informed by the prospective buyer that the buyer exercised its right to terminate the contract. Accordingly the contract has been terminated without further obligation to either party.

The Registrant currently intends to continue in its efforts to market the Property for sale but no assurances can be given as to whether or when a sale may occur.


Dated:      January 9, 1996               PROPERTY RESOURCES EQUITY TRUST



                              BY:   /s/ David P. Goss
                                    David P. Goss
                                    President